UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022 (June 22, 2022)

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38163	35-2554312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 E Riverside Dr Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Securities registered pursuant to Section 12(b) of the Act:

Item 5.03 Amendments to Certificate of Incorporation and Bylaws.

Following the Annual Meeting of Stockholders on June 22, 2022 (the “Annual Meeting”) of PetIQ, Inc. (the “Company”) and the results thereof, as disclosed in this 8-K, the Company’s Certificate of Incorporation was amended as follows effective June 22, 2022 (“Second Amended and Restated Certificate of Incorporation”). Article V was amended to clarify the voting requirements for any amendment, alteration, or repeal of the Bylaws. Article VII Section 2 was amended to include a “sunset provision” which declassifies members of the Board elected henceforth. Article X was removed, which removed the supermajority voting requirements. A copy of the Second Amended and Restated Certificate of Incorporation is attached to this Form 8-K as Exhibit 3.1.

Following the Annual Meeting of the Company, and the results thereof, as disclosed in this 8-K, the Company’s Bylaws were amended as follows effective June 22, 2022 (“Amended and Restated Bylaws”). Section 2.2 was amended to include a “sunset provision” which declassifies members of the Board elected after June 22, 2022. Section 7.7 was modified to remove the supermajority voting requirements. A copy of the Amended and Restated Bylaws is attached to this Form 8-K as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held Annual Meeting at the Company’s headquarters located at 230 East Riverside Drive, Eagle, Idaho 83616. Present in person or represented by proxy at the Annual Meeting, were 26,081,853, or 88.45%, of the shares of the Company’s common stock issued and outstanding on the record date for the Annual Meeting. Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting.

Proposal One: Election of two Class II directors.

As described in the Company’s 2022 Proxy Statement and Proxy Supplement, the Company’s Board of Directors nominated two individuals to serve as Class II directors for a term to expire on the date of the Company’s 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified. All nominees were elected by the votes indicated.

	For	Against	Abstain	Broker Non-Vote
Mark First	22,319,962	1,581,836	21,148	2,158,907
Scott Huff	22,912,320	989,697	20,929	2,158,907

Proposal Two: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The proposal was approved by the votes indicated.

For	Against	Abstain
25,817,857	127,746	136,250

Proposal Three: Approval, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

The proposal was approved by the votes indicated.

For	Against	Abstain	Broker Non-Vote
20,502,431	3,280,289	140,226	2,158,907

Proposal Four: Approval of the Company’s Amended and Restated 2017 Omnibus Incentive Plan.

The proposal was approved by the votes indicated.

For	Against	Abstain	Broker Non-Vote
21,326,100	2,456,146	140,700	2,158,907

Proposal Five: To vote on the amendment and restatement of the Company’s Certificate of Incorporation to, among other items, eliminate the supermajority voting provisions.

The proposal was approved by the votes indicated.

For	Against	Abstain	Broker Non-Vote
23,772,301	21,430	129,215	2,158,907

Proposal Six: To vote on the amendment and restatement of the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors.

The proposal was approved by the votes indicated.

For	Against	Abstain	Broker Non-Vote
23,774,103	20,099	128,744	2,158,907

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of PetIQ, Inc.
3.2	Amended and Restated Bylaws of PetIQ, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: June 23, 2022	By	/s/ Zvi Glasman
	Name:	Zvi Glasman
	Title:	Chief Financial Officer